Exhibit 99.1

545 E. JOHN CARPENTER FREEWAY, SUITE 1300 IRVING, TX 75062 PH: 972-444-4900 F: 972-444-4949 WWW.FELCOR.COM NYSE: FCH
For Immediate Release:
FELCOR REPORTS THIRD QUARTER EARNINGS AND
REINSTATES COMMON DIVIDEND
•   Comparable RevPAR increased 7.1% and Hotel EBITDA increased 13%

IRVING, Texas…October 31, 2013 - FelCor Lodging Trust Incorporated (NYSE: FCH), today reported operating results for the quarter ended September 30, 2013.
Highlights

•	Adjusted FFO per share improved 75% to $0.14.

•	Total hotel revenue for 52 comparable hotels (Same-store hotels excluding eight recently rebranded Wyndham hotels) increased 7.5% to $204.6 million.

•	RevPAR for 52 comparable hotels increased 7.1%.

•	Adjusted EBITDA increased by $1.6 million to $54.8 million, and Same-store Adjusted EBITDA increased by $4.4 million to $53.9 million.

•	Net loss per share improved by $0.18 to $0.05.

•	Sold five hotels in 2013, including three hotels since our second quarter earnings release, for a total of $102.7 million. Currently have executed contracts to sell three additional hotels this year.

•	Reinstating quarterly common stock dividend; declares $0.02 per share fourth quarter dividend.
Commenting on operating results, Richard A. Smith, President and Chief Executive Officer of FelCor, said, “Our portfolio continues to produce solid results.  Third quarter comparable Hotel EBITDA increased by almost 13%, led by a 53% increase for our newly acquired and recently redeveloped hotels.  We are proud that RevPAR for our comparable portfolio once again outperformed the industry.  Based on the outstanding condition of our portfolio and favorable industry fundamentals, our outlook for continued RevPAR growth remains optimistic.”
Mr. Smith added, “We continue to make substantial progress repositioning our portfolio. We have sold five hotels this year, for a total of 24 hotels since we began the current phase of dispositions, and have three hotels under contract. Through the combination of asset sales and EBITDA growth, we continue to strengthen our balance sheet, reduce leverage and grow stockholder value. As a result, we are pleased to announce that we have reinstated our common dividend.”

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Common Dividend:
Our board has declared a $0.02 per share quarterly common stock dividend for the fourth quarter.  The board has reinstated our common dividend recognizing the ongoing success of our portfolio repositioning and restructured balance sheet, as well as our positive funds available for distribution (“FAD”) this year.  The dividend will be paid in January 2014.  Future quarterly dividends will be based on estimates of FAD, reinvestment opportunities within our portfolio and taxable net income, among other things.

Summary of Third Quarter Hotel Results:

	Third Quarter
	2013	2012	Change
Comparable hotels (52)
RevPAR	$117.18	$109.42	7.1%
Total hotel revenue, in millions	$204.6	$190.3	7.5%
Hotel EBITDA, in millions	$52.0	$46.2	12.7%
Hotel EBITDA margin	25.4%	24.3%	119	bps

Wyndham Hotels (8)
RevPAR	$96.31	$120.90	(20.3)%
Total hotel revenue, in millions	$26.4	$32.7	(19.1)%
Hotel EBITDA, in millions	$10.0	$10.9	(8.4)%
Hotel EBITDA margin	37.8%	33.4%	444	bps

Same-store hotels (60)
RevPAR	$114.19	$111.08	2.8%
Total hotel revenue, in millions	$231.0	$223.0	3.6%
Hotel EBITDA, in millions	$62.0	$57.1	8.7%
Hotel EBITDA margin	26.9%	25.6%	126	bps

RevPAR for our 37 comparable core hotels (45 core hotels that exclude the eight Wyndham hotels) increased 7.4% compared to the same period in 2012, while RevPAR for our 15 non-strategic hotels increased 5.5% compared to the same period in 2012.

RevPAR for our 52 comparable hotels (37 comparable core hotels plus 15 non-strategic hotels) was $117.18, a 7.1% increase compared to the same period in 2012. The increase reflects a 4.0% increase in ADR to $151.66 and a 3.0% increase in occupancy to 77.3%.

We believe comparable hotels (which excludes the Wyndham hotels) is the most appropriate measure to assess the ongoing operating performance of our portfolio. The eight Wyndham hotels were rebranded from Holiday Inn to Wyndham on March 1, 2013. RevPAR for those eight hotels declined 20.3% for the third quarter compared to the same period in 2012. This decline reflects the impact of transitioning brands and management companies, including related renovations. Wyndham Worldwide Corporation has guaranteed minimum annual NOI for the eight hotels. We have recorded a $5.2 million pro rata portion of the projected 2013 guaranty through September 30, 2013 (of which $2.4 million is for the third quarter 2013) as a reduction

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

of Wyndham’s contractual management and other fees, which is reflected in Hotel EBITDA and Hotel EBITDA margin. In addition, our outlook assumes EBITDA for our Wyndham hotels that equates to the annual NOI guaranty level. We expect revenues at these hotels to show meaningful improvement as the transitional disruption subsides.

For our 52 comparable hotels, total hotel revenue increased 7.5% compared to the same period in 2012. Hotel EBITDA was $52.0 million, 12.7% higher than in the same period in 2012. Hotel EBITDA margin was 25.4% during the quarter, a 119 basis point increase from the same period in 2012.

RevPAR for our 60 Same-store hotels (52 comparable hotels plus the Wyndham hotels) was $114.19, a 2.8% increase compared to the same period in 2012. The increase reflects a 2.6% increase in ADR to $150.18 and a 0.2% increase in occupancy to 76.0%.

See page 15 for hotel portfolio composition and pages 16 and 22 for more detail on hotel portfolio operating data.

Summary of Third Quarter Operating Results:

	Third Quarter
$ in millions, except for per share information	2013	2012	Change
Same-store Adjusted EBITDA	$53.9	$49.5	9.0%
Adjusted EBITDA	$54.8	$53.2	3.0%
Adjusted FFO per share	$0.14	$0.08	$0.06
Net loss per share	$(0.05)	$(0.23)	$0.18

Same-store Adjusted EBITDA was $53.9 million compared to $49.5 million for the same period in 2012. Adjusted EBITDA (which includes Adjusted EBITDA for sold hotels prior to sale) was $54.8 million compared to $53.2 million for the same period in 2012.
Adjusted FFO was $17.1 million, or $0.14 per share, compared to $0.08 per share in 2012. Net loss attributable to common stockholders was $6.4 million, or $0.05 per share, for the quarter, compared to net loss of $28.7 million, or $0.23 per share, for the same period in 2012. The third quarter included $11.8 million and $9.9 million in net gains on asset sales in 2013 and 2012, respectively. The third quarter of 2012 also included $11.8 million in debt extinguishment charges.

Year-to-Date Operating Results:

RevPAR for 52 comparable hotels was $112.94, a 6.9% increase compared to the same period in 2012. The increase reflects a 4.3% increase in ADR to $150.15 and a 2.4% increase in occupancy to 75.2%. Total hotel revenue for the 52 comparable hotels increased 7.3% from the same period in 2012. RevPAR for our 37 comparable core hotels increased 7.5%, while RevPAR for our 15 non-strategic hotels increased 4.1%.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Same-store Adjusted EBITDA was $150.5 million compared to $138.9 million, for the same period in 2012. Hotel EBITDA margin was 26.1%, a 67 basis point increase from the same period in 2012. Adjusted EBITDA was $157.1 million compared to $160.8 million for the same period in 2012.
Adjusted FFO was $42.3 million, or $0.34 per share, for the nine months ended September 30, 2013, compared to $0.24 per share for the same period in 2012. Net loss attributable to common stockholders was $70.7 million, or $0.57 per share, for the nine months ended September 30, 2013, compared to a net loss of $64.7 million, or $0.52 per share, for the same period in 2012. Net loss for the nine months ended September 30, 2013 included a $19.1 million net gain on asset sales and a $27.7 million impairment charge. Net loss for the same period in 2012 included a $26.6 million net gain on asset sales, a $1.3 million impairment charge and $12.6 million in debt extinguishment charges.
EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA margin, FFO, Adjusted FFO and Adjusted FFO per share are all non-GAAP financial measures. See our discussion of “Non-GAAP Financial Measures” beginning on page 18 for a reconciliation of each of these measures to the most comparable GAAP financial measure and for information regarding the use, limitations and importance of these non-GAAP financial measures.
Portfolio Repositioning:
To date, we have sold 24 (five during 2013) of 39 non-strategic hotels as part of our portfolio repositioning plan. During the third quarter, we sold the 278-room Sheraton Suites Galleria - Atlanta for $21.0 million, the 223-room Embassy Suites - Baton Rouge for $20.0 million and the 244-room DoubleTree - Wilmington for $27.7 million. On October 10, we sold the 277-room Embassy Suites - Jacksonville for $10.0 million. These hotels’ operating performance is included in discontinued operations for the third quarter and year-to-date.
We are currently marketing six non-strategic hotels, of which we have agreed to sell three. We will continue using the sale proceeds to repay debt and reduce leverage. The remaining nine non-strategic hotels are owned by joint ventures, and we continue to advance toward agreements with our partners, and expect to begin marketing those properties in early 2014.
Capital Expenditures:
Capital expenditures at our operating hotels were $27.6 million during the quarter, including approximately $13.1 million for redevelopment projects and repositioning our Wyndham hotels.
During 2013, we are investing approximately $65 million on capital improvements and renovations, concentrated mostly at seven hotels, as part of our long-term capital plan. In addition, we are investing approximately $40 million on redevelopment projects (excluding the Knickerbocker) and repositioning our Wyndham hotels. Please see page 12 of this release for more detail on renovations.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

In addition to the initial acquisition cost, we have spent $55.1 million (excluding capitalized interest) through September 30, 2013, to redevelop the 4+ star Knickerbocker Hotel. The project remains on budget, and all contracts for hard cost construction have been secured. We now expect the opening of the hotel to be summer of 2014. The hotel’s executive team is now in-place and fully engaged in the sales and marketing efforts to ensure a successful and strong opening.
Balance Sheet:
As of September 30, 2013, we had $1.6 billion of consolidated debt bearing a 6.3% weighted-average interest rate (113 basis points below last year) and a seven-year weighted-average maturity. We had $68.6 million of cash and cash equivalents as of September 30, 2013. In addition, we had $78.1 million of restricted cash, of which $64.9 million secures our Knickerbocker construction loan.
Outlook:
We have tightened our 2013 outlook to reflect third quarter operating results and updated timing of asset sales. Our previous outlook assumed selling nine hotels during 2013. As of today, we have sold three of those hotels. Our revised outlook assumes the sale of the six remaining hotels (three currently under contract to close during the fourth quarter and three to close at the end of the year). Our outlook continues to assume EBITDA for the Wyndham hotels equates to Wyndham’s annual NOI guaranty.
During 2013, we project:

•	Comparable RevPAR will increase between 6.5%-7.0%;

•	Adjusted EBITDA will be between $199.0 million and $200.5 million;

•	Adjusted FFO per share will be between $0.37 and $0.38;

•	Net loss attributable to FelCor will be between $63.5 million and $62.0 million; and

•	Interest expense, including pro rata share from joint ventures, will be $107.5 million.
The following table reconciles our 2013 Adjusted EBITDA to Same-store Adjusted EBITDA outlook (in millions):

	Low	High
Previous Adjusted EBITDA	$197.0	$203.5
Third Quarter Operations	—	(2.0)
Updated timing of asset sales(a)	2.0	(1.0)
Current Adjusted EBITDA	$199.0	$200.5
Discontinued Operations(b)	(21.0)	(21.0)
Same-store Adjusted EBITDA (54 hotels)	$178.0	$179.5

a)	The increase of the low-end reflects the additional EBITDA generated for six hotels that are now assumed to be sold in the fourth quarter.

b)
EBITDA from five hotels sold to-date in 2013 from January 1, 2013 through the dates of sale and EBITDA that is forecasted to be generated by six additional hotels assumed to be sold from January 1, 2013 through the dates of sale.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

About FelCor:
FelCor, a real estate investment trust, owns a diversified portfolio of primarily upper-upscale and luxury hotels that are located in major and resort markets. FelCor partners with leading hotel companies to operate its hotels, which are flagged under globally renowned brands and premier independent hotels. Additional information can be found on the Company’s website at www.felcor.com.
We invite you to listen to our third quarter earnings Conference Call on Thursday, October 31, 2013 at 11:00 a.m. (Central Time). The conference call will be webcast simultaneously on FelCor’s website at www.felcor.com. Interested investors and other parties who wish to access the call can go to FelCor’s website and click on the conference call microphone icon on the “Investor Relations” page. The conference call replay will also be archived on the Company’s website.
With the exception of historical information, the matters discussed in this news release include “forward-looking statements” within the meaning of the federal securities laws. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties, and the occurrence of future events, may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Current economic circumstances or an economic slowdown and the impact on the lodging industry, operating risks associated with the hotel business, relationships with our property managers, risks associated with our level of indebtedness and our ability to meet debt covenants in our debt agreements, our ability to complete acquisitions, dispositions and debt refinancing, the availability of capital, the impact on the travel industry from security precautions, our ability to continue to qualify as a Real Estate Investment Trust for federal income tax purposes and numerous other factors may affect future results, performance and achievements. Certain of these risks and uncertainties are described in greater detail in our filings with the Securities and Exchange Commission. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially. We undertake no obligation to update any forward-looking statement to conform the statement to actual results or changes in our expectations.
Contact:
Stephen A. Schafer, Vice President Strategic Planning & Investor Relations
(972) 444-4912     sschafer@felcor.com

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

SUPPLEMENTAL INFORMATION

INTRODUCTION

The following information is presented in order to help our investors understand FelCor’s financial position as of and for the three and nine months ended September 30, 2013.

(a)
Our consolidated statements of operations and balance sheets have been prepared without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with GAAP have been omitted. The consolidated statements of operations and balance sheets should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent Annual Report on Form 10-K.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenues:
Hotel operating revenue:
Room	$185,281	$179,085	$533,618	$514,029
Food and beverage	33,460	31,968	113,380	103,578
Other operating departments	12,238	11,947	35,929	37,246
Other revenue	1,584	1,441	3,034	2,672
Total revenues	232,563	224,441	685,961	657,525
Expenses:
Hotel departmental expenses:
Room	48,436	47,095	141,701	136,221
Food and beverage	28,513	27,609	91,061	84,250
Other operating departments	5,660	5,440	16,990	16,515
Other property-related costs	61,153	59,766	181,942	176,050
Management and franchise fees	9,272	10,425	27,568	30,787
Taxes, insurance and lease expense	25,957	24,771	73,209	70,257
Corporate expenses	5,817	5,695	20,343	20,074
Depreciation and amortization	30,124	30,050	90,407	87,305
Impairment loss	—	—	24,441	—
Conversion expenses	(81)	—	1,134	—
Other expenses	2,102	1,959	6,838	3,722
Total operating expenses	216,953	212,810	675,634	625,181
Operating income	15,610	11,631	10,327	32,344
Interest expense, net	(25,996)	(30,568)	(79,053)	(91,013)
Debt extinguishment	—	(10,377)	—	(10,498)
Gain on involuntary conversion, net	21	—	21	—
Loss before equity in income from unconsolidated entities	(10,365)	(29,314)	(68,705)	(69,167)
Equity in income from unconsolidated entities	2,100	1,536	4,095	2,674
Loss from continuing operations	(8,265)	(27,778)	(64,610)	(66,493)
Income from discontinued operations	12,054	8,223	18,999	30,105
Net income (loss)	3,789	(19,555)	(45,611)	(36,388)
Net loss (income) attributable to noncontrolling interests in other partnerships	(591)	386	3,621	440
Net loss attributable to redeemable noncontrolling interests in FelCor LP	32	144	352	329
Net income (loss) attributable to FelCor	3,230	(19,025)	(41,638)	(35,619)
Preferred dividends	(9,678)	(9,678)	(29,034)	(29,034)
Net loss attributable to FelCor common stockholders	$(6,448)	$(28,703)	$(70,672)	$(64,653)
Basic and diluted per common share data:
Loss from continuing operations	$(0.14)	$(0.30)	$(0.72)	$(0.76)
Net loss	$(0.05)	$(0.23)	$(0.57)	$(0.52)
Basic and diluted weighted average common shares outstanding	123,817	123,640	123,815	123,648

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2013	2012
Assets
Investment in hotels, net of accumulated depreciation of $931,375 and $929,298 at September 30, 2013 and December 31, 2012, respectively	$1,672,413	$1,794,564
Hotel development	195,919	146,079
Investment in unconsolidated entities	51,069	55,082
Hotel held for sale	9,684	—
Cash and cash equivalents	68,589	45,745
Restricted cash	78,134	77,927
Accounts receivable, net of allowance for doubtful accounts of $221 and $469 at September 30, 2013 and December 31, 2012, respectively	38,892	25,383
Deferred expenses, net of accumulated amortization of $18,690 and $13,820 at September 30, 2013 and December 31, 2012, respectively	30,921	34,262
Other assets	26,741	23,391
Total assets	$2,172,362	$2,202,433
Liabilities and Equity
Debt, net of discount of $6,181 and $10,318 at September 30, 2013 and December 31, 2012, respectively	$1,648,165	$1,630,525
Distributions payable	8,545	8,545
Accrued expenses and other liabilities	163,464	138,442
Total liabilities	1,820,174	1,777,512
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 618 and 621 units issued and outstanding at September 30, 2013 and December 31, 2012, respectively	3,804	2,902
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,880 shares, liquidation value of $322,011, issued and outstanding at September 30, 2013 and December 31, 2012	309,362	309,362
Series C Cumulative Redeemable Preferred Stock, 68 shares, liquidation value of $169,950, issued and outstanding at September 30, 2013 and December 31, 2012	169,412	169,412
Common stock, $0.01 par value, 200,000 shares authorized; 124,126 and 124,117 shares issued and outstanding at September 30, 2013 and December 31, 2012, respectively	1,241	1,241
Additional paid-in capital	2,355,086	2,353,581
Accumulated other comprehensive income	25,447	26,039
Accumulated deficit	(2,535,640)	(2,464,968)
Total FelCor stockholders’ equity	324,908	394,667
Noncontrolling interests in other partnerships	23,476	27,352
Total equity	348,384	422,019
Total liabilities and equity	$2,172,362	$2,202,433

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Consolidated Debt Summary
(dollars in thousands)

	Encumbered Hotels	Interest Rate (%)	Maturity Date	September 30, 2013	December 31, 2012
Line of credit	9	LIBOR + 3.375	June 2016(a)	$73,000	$56,000
Hotel mortgage debt
Mortgage debt(b)	5	6.66	June - August 2014	63,877	65,431
Mortgage debt	1	5.81	July 2016	10,032	10,405
Mortgage debt(b)	4	4.95	October 2022	126,839	128,066
Mortgage debt	1	4.94	October 2022	31,832	32,176
Senior notes
Senior secured notes	11	10.00	October 2014	227,724	223,586
Senior secured notes	6	6.75	June 2019	525,000	525,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Other(c)	—	LIBOR + 1.25	May 2016	64,861	64,861
Total	46			$1,648,165	$1,630,525

(a)	Our $225 million line of credit can be extended for one year (to 2017), subject to satisfying certain conditions.

(b)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a single hotel.

(c)
This loan is related to our Knickerbocker development project and is fully secured by restricted cash and a mortgage. Because we were able to assume an existing loan when we purchased this hotel, we were not required to pay any local mortgage recording tax. This loan, which allows us to borrow up to $85 million, can be extended for one year subject to satisfying certain conditions.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Schedule of Encumbered Hotels
(dollars in millions)

Consolidated	September 30, 2013
Debt	Balance	Encumbered Hotels
Line of credit	$73
Charleston Mills House - WYN, Charlotte SouthPark - DT, Dana Point - DT, Houston Medical Center - WYN, Mandalay Beach - ES, Miami International Airport - ES, Philadelphia Historic District - WYN, Pittsburgh University Center - WYN and Santa Monica at the Pier - WYN

CMBS debt(a)	$64	Atlanta Airport - ES, Austin - DTGS, BWI Airport - ES, Orlando Airport - HI and Phoenix Biltmore - ES
CMBS debt	$10	Indianapolis North - ES
CMBS debt(a)	$127	Birmingham - ES, Ft. Lauderdale - ES, Minneapolis Airport - ES and Napa Valley - ES
CMBS debt	$32	Deerfield Beach - ES
Senior secured notes (10.00%)	$228
Atlanta Airport - SH, Boston Beacon Hill - WYN, Myrtle Beach Resort - ES, Nashville Opryland - Airport - HI, New Orleans French Quarter - WYN, Orlando Walt Disney World® - DT, San Diego Bayside - WYN, San Francisco Waterfront - ES, San Francisco Fisherman’s Wharf - HI, San Francisco Union Square - MAR and Toronto Airport - HI

Senior secured notes (6.75%)	$525	Boston Copley - FMT, Indian Wells Esmeralda Resort & Spa - REN, LAX South - ES, Morgans, Royalton and St. Petersburg Vinoy Resort & Golf Club - REN
Senior secured notes (5.625%)	$525
Atlanta Buckhead - ES, Boston Marlboro - ES, Burlington - SH, Dallas Love Field - ES, Milpitas - ES, Myrtle Beach Resort - HIL, Orlando South - ES, Philadelphia Society Hill - SH and SF South San Francisco - ES

(a)	This debt is comprised of separate non-cross-collateralized loans each secured by a mortgage of a different hotel.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Capital Expenditures
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Improvements and additions to majority-owned hotels	$27,433	$26,636	$74,456	$99,985
Partners’ pro rata share of additions to consolidated joint venture hotels	(126)	(190)	(434)	(819)
Pro rata share of additions to unconsolidated hotels	299	440	1,101	1,804
Total additions to hotels(a)	$27,606	$26,886	$75,123	$100,970

(a)	Includes capitalized interest, property taxes, property insurance, ground leases and certain employee costs.
Hotels Under Renovation or Redevelopment During 2013

Renovations	Primary Areas	Start Date	End Date
LAX South - ES	guestrooms	Sep-2012	Feb-2013
Myrtle Beach Resort-HIL	guestrooms	Oct-2012	Mar-2013
Napa Valley-ES	public areas(a)	Nov-2012	Mar-2013
Mandalay Beach-ES	public areas, meeting rooms, F&B(b)	Jan-2013	May-2013
San Francisco Waterfront-ES	public areas	Feb-2013	May-2013
Santa Monica Beach - at the Pier-WYN	guestrooms, corridors, public areas	May-2013	Sep-2013
Ft. Lauderdale-ES	public areas	Aug-2013	Nov-2013
Orlando - Walt Disney World Resort-DT	guestrooms, corridors(c)	May-2013	Nov-2013
Houston Medical Center-WYN	guestrooms, corridors, public areas	Jul-2013	Dec-2013
Philadelphia - Historic District-WYN	guestrooms, corridors, public areas	Aug-2013	Jan-2014
Charleston Mills House-WYN	guestrooms, corridors, public areas	Aug-2013	Jan-2014
Redevelopments
Morgans	guestroom addition, public areas, fitness center, re-concept F&B	Feb-2012	Aug-2013

(a)	Guestroom renovations were completed in April 2012.

(b)	Guestroom renovations were completed in May 2012.

(c)	Public area renovations were completed in June 2012.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Supplemental Financial Data
(in thousands, except per share data)

	September 30,	December 31,
Total Enterprise Value	2013	2012
Common shares outstanding	124,126	124,117
Units outstanding	618	621
Combined shares and units outstanding	124,744	124,738
Common stock price	$6.16	$4.67
Market capitalization	$768,423	$582,526
Series A preferred stock(a)	309,362	309,362
Series C preferred stock(a)	169,412	169,412
Consolidated debt(b)	1,648,165	1,630,525
Noncontrolling interests of consolidated debt	(2,742)	(2,810)
Pro rata share of unconsolidated debt	73,436	74,198
Hotel development	(195,919)	(146,079)
Cash, cash equivalents and restricted cash(b)	(146,723)	(123,672)
Total enterprise value (TEV)	$2,623,414	$2,493,462

(a)	Book value based on issue price.

(b)	Restricted cash includes $64.9 million of cash fully securing $64.9 million of debt that was assumed when we purchased the Knickerbocker.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Discontinued Operations
(in thousands)
Discontinued operations primarily include the results of operations for one hotel designated as held for sale at September 30, 2013, four hotels sold in 2013 and ten hotels sold in 2012. Condensed financial information for the hotels included in discontinued operations is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Operating revenue	$5,038	$19,353	$25,045	$86,968
Operating expenses	(4,859)	(18,612)	(25,180)	(76,877)
Operating income (loss)	179	741	(135)	10,091
Interest expense, net	—	(1,031)	—	(4,527)
Debt extinguishment	—	(1,409)	—	(2,100)
Gain on involuntary conversion, net	66	—	66	—
Gain on sale of hotels, net	11,809	9,922	19,068	26,641
Income from discontinued operations	12,054	8,223	18,999	30,105
Depreciation and amortization, net of noncontrolling interests in other partnerships	747	2,609	3,586	10,055
Interest expense	—	1,031	—	4,527
Noncontrolling interests in other partnerships	(878)	(10)	(966)	(59)
EBITDA from discontinued operations	11,923	11,853	21,619	44,628
Impairment loss	—	—	3,265	1,335
Hurricane loss	—	433	—	433
Debt extinguishment	—	1,409	—	2,100
Gain on involuntary conversion, net of noncontrolling interests in other partnerships	(57)	—	(57)	—
Gain on sale, net of noncontrolling interests in other partnerships	(10,958)	(9,922)	(18,217)	(26,641)
Adjusted EBITDA from discontinued operations	$908	$3,773	$6,610	$21,855

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Hotel Portfolio Composition
The following table illustrates the distribution of same-store hotels.

Brand	Hotels	Rooms	2012 Hotel Operating Revenue (in thousands)	2012 Hotel EBITDA (in thousands)(a)
Embassy Suites Hotels	20	5,434	$256,201	$78,370
Wyndham and Wyndham Grand(b)	8	2,526	120,355	37,951
Renaissance and Marriott	3	1,321	111,976	17,908
DoubleTree by Hilton and Hilton	5	1,206	56,071	16,702
Sheraton and Westin	4	1,604	68,369	14,536
Fairmont	1	383	41,255	4,285
Holiday Inn	2	968	40,512	4,217
Morgans and Royalton	2	285	32,129	3,457
Core hotels	45	13,727	726,868	177,426
Non-strategic hotels	15	3,917	140,475	37,367
Same-store hotels	60	17,644	$867,343	$214,793

Market
San Francisco area	4	1,637	$99,659	$21,030
Los Angeles area	3	677	33,287	13,757
South Florida	3	923	47,298	13,253
Boston	3	916	68,121	12,123
New York area	4	820	57,052	9,731
Myrtle Beach	2	640	36,974	9,427
Atlanta	3	952	35,410	9,228
Philadelphia	2	728	36,122	8,880
Tampa	1	361	45,152	7,955
San Diego	1	600	26,445	6,687
Other markets	19	5,473	241,348	65,355
Core hotels	45	13,727	726,868	177,426
Non-strategic hotels	15	3,917	140,475	37,367
Same-store hotels	60	17,644	$867,343	$214,793

Location
Urban	17	5,308	$316,355	$74,428
Resort	10	2,929	183,808	41,465
Airport	9	2,957	126,906	33,734
Suburban	9	2,533	99,799	27,799
Core hotels	45	13,727	726,868	177,426
Non-strategic hotels	15	3,917	140,475	37,367
Same-store hotels	60	17,644	$867,343	$214,793

(a)	Hotel EBITDA is more fully described on page 26.

(b)	These hotels converted from Holiday Inn on March 1, 2013.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

The following tables set forth occupancy, ADR and RevPAR for the three and nine months ended September 30, 2013 and 2012, and the percentage changes therein for the periods presented, for our same-store Consolidated Hotels included in continuing operations.
Hotel Operating Statistics by Brand

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	79.3	76.4	3.8	77.0	76.4	0.8
Renaissance and Marriott	66.9	68.3	(2.1)	71.6	71.3	0.5
DoubleTree by Hilton and Hilton	76.1	78.1	(2.6)	71.5	71.9	(0.6)
Sheraton and Westin	70.0	69.0	1.5	67.7	65.8	2.9
Fairmont	85.5	81.7	4.6	75.5	62.0	21.7
Holiday Inn	85.3	80.9	5.5	80.7	74.1	8.9
Morgans and Royalton	88.8	85.6	3.7	86.4	83.2	3.9
Comparable core hotels (37)	77.1	75.5	2.2	74.9	73.3	2.3
Non-strategic hotels (15)	77.6	73.7	5.3	76.0	73.8	2.9
Comparable hotels (52)	77.3	75.0	3.0	75.2	73.4	2.4
Wyndham and Wyndham Grand(a)	68.7	81.1	(15.3)	67.8	78.3	(13.4)
Same-store hotels (60)	76.0	75.9	0.2	74.2	74.1	—
	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	151.02	146.40	3.2	150.30	145.40	3.4
Renaissance and Marriott	191.81	171.56	11.8	209.87	194.01	8.2
DoubleTree by Hilton and Hilton	147.65	142.08	3.9	147.72	139.02	6.3
Sheraton and Westin	116.63	114.61	1.8	115.95	112.28	3.3
Fairmont	290.21	275.15	5.5	280.17	281.34	(0.4)
Holiday Inn	176.59	159.36	10.8	144.64	134.56	7.5
Morgans and Royalton	299.78	295.74	1.4	300.11	289.76	3.6
Comparable core hotels (37)	162.42	154.53	5.1	160.67	152.78	5.2
Non-strategic hotels (15)	121.13	120.87	0.2	120.47	119.15	1.1
Comparable hotels (52)	151.66	145.89	4.0	150.15	143.95	4.3
Wyndham and Wyndham Grand(a)	140.19	149.07	(6.0)	142.94	146.51	(2.4)
Same-store hotels (60)	150.18	146.38	2.6	149.20	144.34	3.4
	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	%Variance	2013	2012	%Variance
Embassy Suites Hotels	119.77	111.89	7.0	115.71	111.03	4.2
Renaissance and Marriott	128.29	117.18	9.5	150.36	138.32	8.7
DoubleTree by Hilton and Hilton	112.41	111.00	1.3	105.65	99.99	5.7
Sheraton and Westin	81.65	79.09	3.2	78.53	73.91	6.3
Fairmont	248.05	224.93	10.3	211.43	174.41	21.2
Holiday Inn	150.64	128.85	16.9	116.76	99.75	17.0
Morgans and Royalton	266.15	253.11	5.2	259.43	241.05	7.6
Comparable core hotels (37)	125.28	116.60	7.4	120.41	111.96	7.5
Non-strategic hotels (15)	94.04	89.10	5.5	91.55	87.96	4.1
Comparable hotels (52)	117.18	109.42	7.1	112.94	105.70	6.9
Wyndham and Wyndham Grand(a)	96.31	120.90	(20.3)	96.95	114.69	(15.5)
Same-store hotels (60)	114.19	111.08	2.8	110.65	107.00	3.4
(a)    These hotels converted from Holiday Inn on March 1, 2013.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Hotel Operating Statistics by Market

	Occupancy (%)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	90.7	89.7	1.2	84.4	82.4	2.5
Los Angeles area	82.2	78.9	4.2	77.1	80.3	(4.0)
South Florida	77.1	72.7	6.0	82.4	78.5	4.9
Boston	82.1	77.6	5.8	75.1	65.7	14.2
New York area	82.5	78.5	5.1	79.4	76.8	3.3
Myrtle Beach	88.6	82.1	8.0	67.3	66.5	1.2
Atlanta	76.4	75.6	1.1	74.7	75.0	(0.4)
Philadelphia	70.4	68.3	3.2	67.5	62.6	7.9
Tampa	77.6	80.7	(3.8)	81.0	83.7	(3.1)
Other markets	68.7	68.6	0.1	70.0	69.0	1.4
Comparable core hotels (37)	77.1	75.5	2.2	74.9	73.3	2.3
	ADR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	219.88	190.07	15.7	190.42	171.84	10.8
Los Angeles area	149.50	149.88	(0.3)	142.91	137.77	3.7
South Florida	114.98	115.28	(0.3)	148.76	147.52	0.8
Boston	241.44	230.59	4.7	231.03	225.32	2.5
New York area	211.12	205.13	2.9	210.47	202.24	4.1
Myrtle Beach	174.58	174.37	0.1	158.18	153.84	2.8
Atlanta	112.49	107.82	4.3	113.12	108.54	4.2
Philadelphia	155.73	157.43	(1.1)	165.08	163.95	0.7
Tampa	155.99	151.48	3.0	185.51	178.36	4.0
Other markets	133.83	131.46	1.8	140.01	134.74	3.9
Comparable core hotels (37)	162.42	154.53	5.1	160.67	152.78	5.2
	RevPAR ($)
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2013	2012	%Variance	2013	2012	%Variance
San Francisco area	199.50	170.41	17.1	160.76	141.59	13.5
Los Angeles area	122.88	118.23	3.9	110.14	110.57	(0.4)
South Florida	88.66	83.83	5.8	122.53	115.85	5.8
Boston	198.14	178.94	10.7	173.39	148.06	17.1
New York area	174.14	160.99	8.2	167.08	155.35	7.6
Myrtle Beach	154.70	143.13	8.1	106.39	102.26	4.0
Atlanta	85.93	81.46	5.5	84.52	81.43	3.8
Philadelphia	109.65	107.45	2.0	111.48	102.59	8.7
Tampa	121.02	122.21	(1.0)	150.35	149.25	0.7
Other markets	91.94	90.24	1.9	97.98	92.99	5.4
Comparable core hotels (37)	125.28	116.60	7.4	120.41	111.96	7.5

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Historical Quarterly Operating Statistics

	Occupancy (%)
	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Comparable core hotels (37)	66.2	70.0	77.6	77.1
Non-strategic hotels (15)	68.2	72.2	78.1	77.6
Comparable hotels (52)	66.7	70.6	77.7	77.3
Wyndham and Wyndham Grand (8)(a)	69.7	63.6	71.2	68.7
Same-store hotels (60)	67.1	69.6	76.8	76.0

	ADR ($)
	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Comparable core hotels (37)	154.64	157.30	161.92	162.42
Non-strategic hotels (15)	117.72	119.54	120.66	121.13
Comparable hotels (52)	145.04	147.32	151.18	151.66
Wyndham and Wyndham Grand (8)(a)	143.45	139.38	148.81	140.19
Same-store hotels (60)	144.81	146.27	150.87	150.18

	RevPAR ($)
	Q4 2012	Q1 2013	Q2 2013	Q3 2013
Comparable core hotels (37)	102.36	110.15	125.68	125.28
Non-strategic hotels (15)	80.30	86.34	94.20	94.04
Comparable hotels (52)	96.75	104.00	117.53	117.18
Wyndham and Wyndham Grand (8)(a)	99.92	88.60	105.95	96.31
Same-store hotels (60)	97.20	101.78	115.87	114.19
(a)    These hotels converted from Holiday Inn on March 1, 2013.

Non-GAAP Financial Measures
We refer in this release to certain “non-GAAP financial measures.” These measures, including FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin, are measures of our financial performance that are not calculated and presented in accordance with generally accepted accounting principles (“GAAP”). The following tables reconcile each of these non-GAAP measures to the most comparable GAAP financial measure. Immediately following the reconciliations, we include a discussion of why we believe these measures are useful supplemental measures of our performance and the limitations of such measures.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
(in thousands, except per share data)

	Three Months Ended September 30,
	2013			2012
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net income (loss)	$3,789			$(19,555)
Noncontrolling interests	(559)			530
Preferred dividends	(9,678)			(9,678)
Net loss attributable to FelCor common stockholders	(6,448)	123,817	$(0.05)	(28,703)	123,640	$(0.23)
Depreciation and amortization	30,124	—	0.24	30,050	—	0.25
Depreciation, discontinued operations and unconsolidated entities	3,461	—	0.03	5,363	—	0.04
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(10,958)	—	(0.09)	(9,922)	—	(0.08)
Gain on involuntary conversion	(21)	—	—	—	—	—
Gain on involuntary conversion, discontinued operations, net of noncontrolling interests in other partnerships	(57)	—	—	—	—	—
Noncontrolling interests in FelCor LP	(32)	618	—	(144)	626	(0.01)
Conversion of unvested restricted stock	—	983	—	—	—	—
FFO	16,069	125,418	0.13	(3,356)	124,266	(0.03)
Acquisition costs	—	—	—	16	—	—
Hurricane loss	—	—	—	646	—	0.01
Hurricane loss, discontinued operations and unconsolidated entities	—	—	—	436	—	—
Debt extinguishment, including discontinued operations	—	—	—	11,786	—	0.09
Severance costs	106	—	—	71	—	—
Abandoned projects	—	—	—	219	—	—
Conversion expenses	(81)	—	—	—	—	—
Variable stock compensation	151	—	—	—	—	—
Pre-opening costs, net of noncontrolling interests	814	—	0.01	202	—	—
Conversion of unvested restricted stock	—	—	—	—	358	0.01
Adjusted FFO	$17,059	125,418	$0.14	$10,020	124,624	$0.08

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Reconciliation of Net Loss to FFO and Adjusted FFO
(in thousands, except per share data)

	Nine Months Ended September 30,
	2013			2012
	Dollars	Shares	Per Share Amount	Dollars	Shares	Per Share Amount
Net loss	$(45,611)			$(36,388)
Noncontrolling interests	3,973			769
Preferred dividends	(29,034)			(29,034)
Net loss attributable to FelCor common stockholders	(70,672)	123,815	$(0.57)	(64,653)	123,648	$(0.52)
Depreciation and amortization	90,407	—	0.73	87,305	—	0.71
Depreciation, discontinued operations and unconsolidated entities	11,800	—	0.10	18,554	—	0.15
Gain on involuntary conversion	(21)	—	—	—	—	—
Gain on involuntary conversion, discontinued operations, net of noncontrolling interests in other partnerships	(57)	—	—	—	—	—
Impairment loss, net of non-controlling interests in other partnerships	20,382	—	0.16	—	—	—
Impairment loss, discontinued operations	3,265	—	0.03	1,335	—	0.01
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(18,217)	—	(0.15)	(26,641)	—	(0.22)
Noncontrolling interests in FelCor LP	(352)	620	(0.01)	(329)	630	—
Conversion of unvested restricted stock	—	672	—	—	280	—
FFO	36,535	125,107	0.29	15,571	124,558	0.13
Acquisition costs	23	—	—	114	—	—
Hurricane loss	—	—	—	646	—	0.01
Hurricane loss, discontinued operations and unconsolidated entities	—	—	—	436	—	—
Debt extinguishment, including discontinued operations	—	—	—	12,598	—	0.10
Severance costs	2,896	—	0.02	451	—	—
Abandoned projects	—	—	—	219	—	—
Conversion expenses	1,134	—	0.01	—	—	—
Variable stock compensation	374	—	—	—	—	—
Pre-opening costs, net of noncontrolling interests	1,376	—	0.02	245	—	—
Adjusted FFO	$42,338	125,107	$0.34	$30,280	124,558	$0.24

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Same-Store Adjusted EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Net income (loss)	$3,789	$(19,555)	$(45,611)	$(36,388)
Depreciation and amortization	30,124	30,050	90,407	87,305
Depreciation, discontinued operations and unconsolidated entities	3,461	5,363	11,800	18,554
Interest expense	26,011	30,602	79,113	91,129
Interest expense, discontinued operations and unconsolidated entities	681	1,725	2,032	6,595
Noncontrolling interests in other partnerships	(591)	386	3,621	440
EBITDA	63,475	48,571	141,362	167,635
Impairment loss, net of noncontrolling interests in other partnerships	—	—	20,382	—
Impairment loss, discontinued operations	—	—	3,265	1,335
Hurricane loss	—	646	—	646
Hurricane loss, discontinued operations and unconsolidated entities	—	436	—	436
Debt extinguishment, including discontinued operations	—	11,786	—	12,598
Acquisition costs	—	16	23	114
Gain on sale of hotels, net of noncontrolling interests in other partnerships	(10,958)	(9,922)	(18,217)	(26,641)
Gain on involuntary conversion	(21)	—	(21)	—
Gain on involuntary conversion, discontinued operations, net of noncontrolling interests in other partnerships	(57)	—	(57)	—
Amortization of fixed stock and directors’ compensation	1,397	1,210	4,547	3,748
Severance costs	106	71	2,896	451
Abandoned projects	—	219	—	219
Conversion expenses	(81)	—	1,134	—
Variable stock compensation	151	—	374	—
Pre-opening costs, net of noncontrolling interests	814	202	1,376	245
Adjusted EBITDA	54,826	53,235	157,064	160,786
Adjusted EBITDA from discontinued operations	(908)	(3,773)	(6,610)	(21,855)
Same-store Adjusted EBITDA	$53,918	$49,462	$150,454	$138,931

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Hotel EBITDA and Hotel EBITDA Margin
(dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Same-store operating revenue:
Room	$185,281	$179,085	$533,618	$514,029
Food and beverage	33,460	31,968	113,380	103,578
Other operating departments	12,238	11,947	35,929	37,246
Same-store operating revenue	230,979	223,000	682,927	654,853
Same-store operating expense:
Room	48,436	47,095	141,701	136,221
Food and beverage	28,513	27,609	91,061	84,250
Other operating departments	5,660	5,440	16,990	16,515
Other property related costs	61,153	59,766	181,942	176,050
Management and franchise fees	9,272	10,425	27,568	30,787
Taxes, insurance and lease expense	15,907	15,588	45,374	44,410
Same-store operating expense	168,941	165,923	504,636	488,233
Hotel EBITDA	$62,038	$57,077	$178,291	$166,620
Hotel EBITDA Margin	26.9%	25.6%	26.1%	25.4%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Hotel EBITDA - Comparable core (37)	$41,659	$36,549	$121,495	$107,689
Hotel EBITDA - Non-strategic (15)	10,377	9,613	30,507	28,838
Hotel EBITDA - Comparable (52)	52,036	46,162	152,002	136,527
Hotel EBITDA - Wyndham (8)	10,002	10,915	26,289	30,093
Hotel EBITDA (60)	$62,038	$57,077	$178,291	$166,620

Hotel EBITDA Margin - Comparable core (37)	25.0%	23.7%	24.7%	23.7%
Hotel EBITDA Margin - Non-strategic (15)	27.3%	26.7%	27.5%	27.0%
Hotel EBITDA Margin - Comparable (52)	25.4%	24.3%	25.2%	24.3%
Hotel EBITDA Margin - Wyndham (8)	37.8%	33.4%	33.1%	32.5%
Hotel EBITDA Margin (60)	26.9%	25.6%	26.1%	25.4%

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Reconciliation of Same-store Operating Revenue and Same-store Operating Expense to Total Revenue, Total Operating Expense and Operating Income
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Same-store operating revenue	$230,979	$223,000	$682,927	$654,853
Other revenue	1,584	1,441	3,034	2,672
Total revenue	232,563	224,441	685,961	657,525
Same-store operating expense	168,941	165,923	504,636	488,233
Consolidated hotel lease expense(a)	11,849	10,910	33,572	31,339
Unconsolidated taxes, insurance and lease expense	(1,799)	(1,727)	(5,737)	(5,492)
Corporate expenses	5,817	5,695	20,343	20,074
Depreciation and amortization	30,124	30,050	90,407	87,305
Impairment loss	—	—	24,441	—
Conversion expenses	(81)	—	1,134	—
Other expenses	2,102	1,959	6,838	3,722
Total operating expense	216,953	212,810	675,634	625,181
Operating income	$15,610	$11,631	$10,327	$32,344

(a)
Consolidated hotel lease expense represents the percentage lease expense of our 51% owned operating lessees. The offsetting percentage lease revenue is included in equity in income from unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Reconciliation of Forecasted Net Loss attributable to FelCor to Forecasted Adjusted FFO and Adjusted EBITDA
(in millions, except per share data)

	Full Year 2013 Guidance
	Low		High
	Dollars	Per Share Amount(a)	Dollars	Per Share Amount(a)
Net loss attributable to FelCor(b)	$(63.5)		$(62.0)
Preferred dividends	(39.0)		(39.0)
Net loss attributable to FelCor common stockholders	(102.5)	$(0.83)	(101.0)	$(0.81)
Depreciation(c)	138.0		138.0
Gain on sale of hotels	(18.0)		(18.0)
Impairment, net of noncontrolling interests in other partnerships	24.0		24.0
Noncontrolling interests in FelCor LP	(1.0)		(1.0)
FFO	$40.5	$0.32	$42.0	$0.34
Pre-opening and conversion costs	3.0		3.0
Severance costs	3.0		3.0
Adjusted FFO	$46.5	$0.37	$48.0	$0.38

Net loss	$(67.5)		$(66.0)
Depreciation(c)	138.0		138.0
Interest expense(c)	107.5		107.5
Amortization expense	6.0		6.0
Noncontrolling interests in other partnerships	3.0		3.0
EBITDA	187.0		188.5
Gain on sale of hotels	(18.0)		(18.0)
Impairment, net of noncontrolling interests in other partnerships	24.0		24.0
Pre-opening and conversion costs	3.0		3.0
Severance costs	3.0		3.0
Adjusted EBITDA	$199.0		$200.5

(a)	Weighted average shares are 125.1 million.

(b)	For guidance, we have assumed no gains or losses on future asset sales.

(c)	Includes pro rata portion of unconsolidated entities.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Substantially all of our non-current assets consist of real estate. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most industry investors consider supplemental measures of performance, which are not measures of operating performance under GAAP, to be helpful in evaluating a real estate company’s operations. These supplemental measures are not measures of operating performance under GAAP. However, we consider these non-GAAP measures to be supplemental measures of a hotel REIT’s performance and should be considered along with, but not as an alternative to, net income (loss) attributable to FelCor as a measure of our operating performance.
FFO and EBITDA
The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income or loss attributable to parent (computed in accordance with GAAP), excluding gains or losses from sales of property, plus depreciation, amortization and impairment losses. FFO for unconsolidated partnerships and joint ventures are calculated on the same basis. We compute FFO in accordance with standards established by NAREIT. This may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do.
EBITDA is a commonly used measure of performance in many industries. We define EBITDA as net income or loss attributable to parent (computed in accordance with GAAP) plus interest expenses, income taxes, depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDA on the same basis.
Adjustments to FFO and EBITDA
We adjust FFO and EBITDA when evaluating our performance because management believes that the exclusion of certain additional items provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted FFO, and Adjusted EBITDA when combined with GAAP net income attributable to FelCor, EBITDA and FFO, is beneficial to an investor’s better understanding of our operating performance.

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Gains and losses related to extinguishment of debt and interest rate swaps - We exclude gains and losses related to extinguishment of debt and interest rate swaps from FFO and EBITDA because we believe that it is not indicative of ongoing operating performance of our hotel assets. This also represents an acceleration of interest expense or a reduction of interest expense, and interest expense is excluded from EBITDA.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

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Cumulative effect of a change in accounting principle - Infrequently, the Financial Accounting Standards Board promulgates new accounting standards that require the consolidated statements of operations to reflect the cumulative effect of a change in accounting principle. We exclude these one-time adjustments in computing Adjusted FFO and Adjusted EBITDA because they do not reflect our actual performance for that period.

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Other transaction costs - From time to time, we periodically incur costs that are not indicative of ongoing operating performance. Such costs include, but are not limited to, conversion costs, acquisition costs, pre-opening costs and severance costs. We exclude these costs from the calculation of Adjusted FFO and Adjusted EBITDA.

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Variable stock compensation - We exclude the cost associated with our variable stock compensation. This cost is subject to volatility related to the price and dividends of our common stock that does not necessarily correspond to our operating performance.

In addition, to derive Adjusted EBITDA, we exclude gains or losses on the sale of depreciable assets and impairment losses because including them in EBITDA is inconsistent with reporting the ongoing performance of our remaining assets. Additionally, the gain or loss on sale of depreciable assets and impairment losses represents either accelerated depreciation or excess depreciation in previous periods, and depreciation is excluded from EBITDA. We also exclude the amortization of our fixed stock and directors’ compensation. While this amortization is included in corporate expenses and is not separately stated on our statement of operations, excluding this amortization is consistent with the EBITDA definition.
Hotel EBITDA and Hotel EBITDA Margin
Hotel EBITDA and Hotel EBITDA margin are commonly used measures of performance in the hotel industry and give investors a more complete understanding of the operating results over which our individual hotels and brand/managers have direct control.  We believe that Hotel EBITDA and Hotel EBITDA margin are useful to investors by providing greater transparency with respect to two significant measures that we use in our financial and operational decision-making.  Additionally, using these measures facilitates comparisons with other hotel REITs and hotel owners.  We present Hotel EBITDA and Hotel EBITDA margin in a manner consistent with Adjusted EBITDA, however, we also eliminate all revenues and expenses from continuing operations not directly associated with hotel operations, including other income and corporate-level expenses. We eliminate these additional items because we believe property-level results provide investors with supplemental information into the ongoing operational performance of our hotels and the effectiveness of management on a property-level basis. We also eliminate consolidated percentage rent paid to unconsolidated entities, which is effectively eliminated by noncontrolling interests and equity in income from unconsolidated subsidiaries, and include the cost of unconsolidated taxes, insurance and lease expense, to reflect the entire operating costs applicable to our Consolidated Hotels. Hotel EBITDA and Hotel EBITDA margins are presented on a same-store basis.

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FelCor Lodging Trust Incorporated Third Quarter 2013 Operating Results
October 31, 2013

Use and Limitations of Non-GAAP Measures
Our management and Board of Directors use FFO, Adjusted FFO, EBITDA, Adjusted EBITDA, Same-store Adjusted EBITDA, Hotel EBITDA and Hotel EBITDA margin to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. We use Hotel EBITDA and Hotel EBITDA margin in evaluating hotel-level performance and the operating efficiency of our hotel managers.
The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

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